                          SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12


                     American Water Works Company, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                     American Water Works Company, Inc.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ---------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ---------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       ---------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------------

    Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ---------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

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    4) Date Filed:

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
                       AMERICAN WATER WORKS COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1994

TO THE HOLDERS OF:

COMMON STOCK
CUMULATIVE PREFERRED STOCK, 5% SERIES

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of American Water Works Company, Inc. will be held at the office of the Company, 1025 Laurel Oak Road, Voorhees, New Jersey, on Thursday, May 5, 1994, at 11:00 A.M., E.D.S.T., for the following purposes:

        1. To elect 11 directors to hold office until the next annual election of directors and until their successors are elected and qualified;

        2. To vote on a proposal recommended by the Board of Directors to adopt and approve a Long-Term Performance-Based Incentive Plan as described in the accompanying Proxy Statement;

        3. To vote to ratify or reject the appointment of independent accountants made by the Board of Directors to audit the books and accounts of the Company at the close of the current fiscal year; and

        4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of voting stock of record at the close of business on March 7, 1994 are entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors,

                              W. TIMOTHY POHL, General Counsel and Secretary

Voorhees, New Jersey
March 25, 1994

YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES), WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                       AMERICAN WATER WORKS COMPANY, INC.
                              1025 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                  609-346-8200

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1994

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Water Works Company, Inc. (hereinafter called the "Company") to be used at the annual meeting of stockholders of the Company on Thursday, May 5, 1994, and at any adjournment thereof. Shares represented by properly executed proxies received by the Company will be voted at the meeting. Where a choice is specified by the stockholder, the proxy will be voted in accordance with such choice. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors. Any proxy may be revoked at any time insofar as it has not been exercised. Stockholders may revoke proxies by written notice to the Company, or by delivery of a proxy bearing a later date, or by personally appearing at the meeting and casting a vote. This notice of meeting, proxy statement and form of proxy are being mailed beginning March 25, 1994 to the holders of all voting securities.

     The presence in person or representation by proxy of stockholders on a particular matter to be voted upon entitled to cast a majority of votes shall constitute a quorum for the purpose of considering such matter. A proxy marked "withheld" in the election of directors or "abstain" on any other matter to be voted upon, will be considered to be represented at the meeting. A proxy marked "withheld" in the election of directors will be considered as not being voted and, therefore, will have no effect inasmuch as directors are elected by a plurality of votes cast in the election. A proxy marked "abstain" on any other matter to be voted upon at the meeting and broker non-votes will have the effect of an "against" vote inasmuch as the affirmative vote of a majority of the votes entitled to be cast on the matter is necessary for approval of the matter.

     The close of business on March 7, 1994 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 31,325,089 shares of Common Stock (one vote per share) and 101,777 shares of Cumulative Preferred Stock, 5% Series (one-tenth of a vote per share).

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the annual meeting, 11 directors are to be elected to hold office until the next annual election of directors and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote all shares they are empowered to vote for the election of as many as possible of the persons named in the following table, all of whom are now directors of the Company. In case any nominee named in the table withdraws or is otherwise unable to serve, which is not anticipated, the persons named in the proxy may vote for another person of their choice.

     Stockholders are entitled to cumulative voting rights in the election of directors. Each holder of Common Stock is entitled to one vote per share, and each holder of Cumulative Preferred Stock, 5% Series, is entitled to one-tenth of a vote per share. Each stockholder may cast as many votes as such stockholder's number of shares shall entitle him or her to vote in the election of directors multiplied by the number of directors to be elected, namely 11, and such stockholder may cast all of such votes for a single director or distribute them among all of the directors to be voted for, or any two or more of them. A stockholder wishing to exercise his or her cumulative voting rights should give instructions on the enclosed form of proxy as to how such stockholder's votes are to be cumulated.

     Unless a stockholder specifically exercises his or her cumulative voting rights, such stockholder's votes may be distributed among the nominees (other than those from whom the stockholder withholds his or her vote) by the persons named in the proxy to elect as many as possible of the nominees.
Such persons may vote cumulatively for such of the nominees (in some circumstances, less than all) as they in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

     Information as of March 7, 1994 concerning the nominees is set forth below:

          NAME, AGE AND                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE             DIRECTOR OF THE
      POSITION WITH COMPANY                    DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS              COMPANY SINCE
- ----------------------------------  -----------------------------------------------------------------  ---------------
WILLIAM O. ALBERTINI, 50            Vice President and Chief Financial Officer, Bell Atlantic                 1990
  (2) (3)                           Corporation, provider of telecommunications, since February,
                                    1991; Chairman, President and Chief Executive Officer from May,
                                    1989 until February, 1991, and Vice President-Operations and
                                    Planning from May, 1988 until May, 1989, Bell Atlantic
                                    Enterprises Corporation, provider of cellular communications, computer maintenance and financial services.

WILLIAM R. COBB, 60                 Retired since May, 1991; Regional Vice President from March, 1979         1993
  (1) (2) (4)                       to May, 1991, American Water Works Service Company, Inc., service subsidiary of the Company.

ELIZABETH H. GEMMILL, 48            Vice President and Secretary, Tasty Baking Company, since                 1983
  (1) (2) (3)                       February, 1988.

- ------------------
See footnotes on next page

          NAME, AGE AND                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE              DIRECTOR OF THE
      POSITION WITH COMPANY                    DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS              COMPANY SINCE
- ----------------------------------  -----------------------------------------------------------------   ---------------
HENRY G. HAGER, 59                  President, Insurance Federation of Pennsylvania, Inc. since               1986
  (2) (4)                           January, 1985; Partner, Stradley, Ronon, Stevens & Young,
                                    attorneys, since November, 1993; Senior Partner, Liebert, Short
                                    & Hirshland, attorneys, from January, 1982 to November, 1993.
                                    Director: Commonwealth Bank and Trust, N.A.

NELSON G. HARRIS, 67                Chairman of the Executive Committee since May, 1992 and President         1985
  Vice Chairman                     and Chief Executive Officer prior thereto, Tasty Baking Company.
  of the Board                      Director: CoreStates Financial Corp, Philadelphia Electric
  (1) (2) (4)                       Company, Tasty Baking Company, Phillips & Jacobs, Inc.

WILLIAM F. HYLAND, 70               Of Counsel, Riker, Danzig, Scherer, Hyland & Perretti, attorneys.         1984
  (3) (4)                           Director: First Fidelity Bancorporation.

GEORGE W. JOHNSTONE, 55             President and Chief Executive Officer of the Company since                1991
  President and Chief               January, 1992 and Vice President of the Company from May, 1987
  Executive Officer of              until January, 1992; President since May, 1991 and Senior Vice
  the Company                       President-Operating Services from February, 1984 until May, 1991,
  (1)                               American Water Works Service Company, Inc., service subsidiary of the Company.

MARILYN W. LEWIS, 50                President, KLS Educational Systems, Inc., specialized education           1982
  Chairman of the Board and         consultants, from March, 1987 until January, 1992; Public
  Chairman of the Executive         relations consultant and business advisor.  Director: Cigna
  Committee                         Corporation, South Jersey Industries, Inc.
  (1) (2) (3) (4)

NANCY W. WAINWRIGHT, 57             Vice President, United Propane, Inc., gas distributor.                    1984
  (2) (3)

PAUL W. WARE, 47                    Chairman since June, 1990, Vice Chairman from June, 1987 until            1990(dagger)
  (1) (2)                           June, 1990, President from June, 1989 until March, 1992 and
                                    Executive Vice President from June, 1988 until June, 1989, Penn
                                    Fuel Gas, Inc., gas distributor.  Director: York Water Company.

ROSS A. WEBBER, 59                  Chairperson of the Management Department and Professor of                 1986
  (3) (4)                           Management, The Wharton School, University of Pennsylvania;
                                    Private consultant, general management development.  Director:
                                    Heidemij, N.V.

- ------------------

   (dagger) Also Director of the Company from May, 1982 to May, 1986
   (1)      Member of Executive Committee
   (2)      Member of Audit Committee
   (3)      Member of Compensation and Management Development Committee
   (4)      Member of Nominating Committee

     Marilyn W. Lewis and Paul W. Ware are the daughter and son of John H. Ware, 3rd and Marian S. Ware, who beneficially own more than 5% of the Company's Common Stock. William R. Cobb is the spouse of Rhoda W. Cobb, who was a director of the Company and beneficially owns more than 5% of the Company's Common Stock. Rhoda W. Cobb and Nancy W. Wainwright are sisters and are cousins of Marilyn W. Lewis and Paul W. Ware.

     Attendance at meetings of the Board and committees of the Board by incumbent directors averaged 95% during 1993. All nominees attended 83% or more of the meetings of the Board and committees on which he or she served. There were ten meetings of the Board of Directors and nine meetings of the Board's Executive Committee during 1993. The Board also has an Audit Committee, a Compensation and Management Development Committee and a Nominating Committee. The Audit Committee recommends to the Board the independent accountants to audit the books and accounts of the Company. The Audit Committee met with the Company's independent accountants and the Company's officers three times during 1993 to review the scope of the audit to be performed and to approve, subject to review by the Board of Directors, the fee to be paid for the audit and to review the results of the audit of the financial statements included in the Annual Report and the adequacy of internal accounting controls and accounting practices. The Compensation and Management Development Committee met five times during 1993 to evaluate and report to the Board concerning the Company's compensation practices and benefit programs and to evaluate and set, subject to the concurrence of the Board of Directors, the annual salary to be paid to the President and Chief Executive Officer. The Nominating Committee met three times during 1993.
The Nominating Committee will consider nominees for the Board of Directors suggested by stockholders. Such suggestions must be in writing and delivered to the General Counsel and Secretary of the Company.

                          STOCK OWNERSHIP INFORMATION

     The following table sets forth information as of March 7, 1994 with respect to beneficial ownership of Common Stock of the Company by: (i) the nominees, (ii) the five most highly compensated executive officers and (iii) all nominees and executive officers of the Company as a group. If a nominee owns less than one percent of the Company's Common Stock, no percentage is shown under the heading "Percent of Class." Information for the table was obtained from the nominees and executive officers. For purposes of the table, a person is a "beneficial owner" of the Company's Common Stock if that person, directly or indirectly, has or shares with others (i) the power to vote or direct the voting of the Common Stock or (ii) investment power with respect to the Common Stock, which includes the power to dispose or direct the disposition of the Common Stock.

                                                  AMOUNT AND NATURE
                                               OF BENEFICIAL OWNERSHIP
                                            ----------------------------
                                             SOLE VOTING   SHARED VOTING   SHARES OWNED
          NAME OF INDIVIDUAL OR             OR INVESTMENT  OR INVESTMENT   BY SPOUSE AND                PERCENT OF
        NUMBER OF PERSONS IN GROUP          POWER(dagger)      POWER*     MINOR CHILDREN*     TOTAL        CLASS
- ------------------------------------------  -------------  -------------  ---------------  -----------  -----------
William O. Albertini......................       1,691                                          1,691
William R. Cobb...........................       2,911                          5,270           8,181
Elizabeth H. Gemmill......................      16,141          90,000         15,600         121,741
Henry G. Hager............................       5,166                                          5,166
Nelson G. Harris..........................       2,011                                          2,011
William F. Hyland.........................       1,109                                          1,109
George W. Johnstone.......................       6,645                            481           7,126
Marilyn W. Lewis..........................      10,200         443,728                        453,928      1.45%
Nancy W. Wainwright.......................       3,462         805,808                        809,270      2.58%
Paul W. Ware..............................      10,200         443,728                        453,928      1.45%
Ross A. Webber............................         851                            300           1,151
J. James Barr.............................     357,520                                        357,520      1.14%
Edward W. Limbach.........................       6,590                                          6,590
W. Timothy Pohl...........................       1,510                                          1,510
Gerald C. Smith...........................       7,491                                          7,491
All nominees and executive officers
as a group (15 persons)...................     433,498       1,479,176         21,651       1,934,325      6.18%

- ------------------

 (dagger) Does not include shares of the Company's Common Stock to be credited during 1994 to the accounts of the executive officers pursuant to the Company's Employees' Stock Ownership Plan and Savings Plan for Employees.

    * Ware Foundation, a charitable trust of which Rhoda W. Cobb and Nancy W. Wainwright are trustees, owns 805,808 shares (2.57%) of the Common Stock of the Company. Oxford Foundation, Inc., a non-profit corporation of which Marilyn W. Lewis and Paul W. Ware are directors, owns 304,088 shares of the Common Stock of the Company. Warwick Foundation, a charitable foundation of which Elizabeth H. Gemmill is a trustee, owns 90,000 shares of the Common Stock of the Company. As the trustees or directors of these non-profit organizations have voting and investment power, the shares of the Company's Common Stock held by such non-profit organizations are shown opposite the name of each such trustee or director, but such shares are reported only once in the total for nominees and officers as a group. The nominees deny beneficial ownership of such shares. The nominees also deny beneficial ownership of shares owned by their spouses and minor children.

     None of the nominees has any material interest in any other stock of the Company or its subsidiaries.

     Based upon information available to the Company, the following persons owned beneficially more than 5% of the Company's Common Stock as of March 7, 1994.

                                                            AMOUNT AND NATURE
                                                         OF BENEFICIAL OWNERSHIP
                                                      ----------------------------
                                                       SOLE VOTING   SHARED VOTING
                  NAME AND ADDRESS                    OR INVESTMENT  OR INVESTMENT  PERCENT OF
                OF BENEFICIAL OWNER                       POWER          POWER        CLASS
- ----------------------------------------------------  -------------  -------------  -----------
Rhoda W. Cobb.......................................        3,670      1,807,064        5.78%
212 Key Palm Road
Boca Raton, FL 33432

John H. Ware, 3rd and...............................    3,340,662         33,160       10.77%
his wife Marian S. Ware
550-A Bunker Hill Road
Strasburg, PA 17579

John H. Ware, 3rd...................................                      12,600
550-A Bunker Hill Road
Strasburg, PA 17579

Marian S. Ware......................................       39,000        304,088        1.10%
550-A Bunker Hill Road
Strasburg, PA 17579

Northern Trust Corporation..........................    2,897,550         74,990        9.49%
50 South LaSalle Street
Chicago, IL 60675

     Based upon filings with the Securities and Exchange Commission, as of March 7, 1994 there are no persons who own beneficially more than 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series.

            COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                            ACT OF 1934, AS AMENDED

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission and the New York Stock Exchange and to provide copies of all such reports to the Company. Based solely on a review of the copies of such reports provided to the Company, the Company believes that during calendar year 1993 all Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent owners were complied with.

                            MANAGEMENT REMUNERATION

     The following table sets forth the annual compensation paid to each of the Company's five most highly compensated executive officers for services to the Company and its subsidiaries in all capacities for each of the last three calendar years.

                                                                               SUMMARY COMPENSATION TABLE
                                                                                 ANNUAL
                                                                              COMPENSATION
                       NAME OF EXECUTIVE OFFICER                         ----------------------      ALL OTHER
                        AND PRINCIPAL POSITION                              YEAR      SALARY     COMPENSATION(dagger)
- -----------------------------------------------------------------------  ---------  -----------  -------------------
George W. Johnstone....................................................     1993      $377,500       $6,098
  President and Chief Executive Officer of the Company                      1992       351,667        5,556
                                                                            1991*        -0-           -0-

J. James Barr..........................................................     1993       245,833        6,098
  Vice President and Treasurer of the Company                               1992       233,750        5,396
                                                                            1991       215,833        4,975

Edward W. Limbach......................................................     1993       245,833        6,098
  Vice President of the Company                                             1992       233,750        5,365
                                                                            1991       214,583        4,879

Gerald C. Smith........................................................     1993       245,833        6,098
  Vice President of the Company                                             1992       233,750        5,192
                                                                            1991       207,500        4,630

W. Timothy Pohl........................................................     1993       139,667        3,524
  General Counsel and Secretary of the Company                              1992       126,667        2,770
                                                                            1991       110,833        2,450

- ------------------

(dagger) Value of the shares of the Company's Common Stock purchased with Company contributions and credited to the account of the named executive officer under the Employees' Stock Ownership Plan and Savings Plan for Employees.

   * Though Mr. Johnstone has been an employee of the Company or one of its subsidiaries for more than 27 years, only the compensation paid to him while serving as President and Chief Executive Officer is reported.

     The Company has maintained since 1976 an Employees' Stock Ownership Plan (the "ESOP") which has been amended from time to time, primarily to reflect changes in federal tax law. All employees of the Company and its subsidiaries who are not included in a bargaining unit and have more than one year of service with the Company may participate in the ESOP. During 1993, the Company established a Savings Plan for Employees. All employees of the Company and its subsidiaries who have completed six months of service may participate in the Savings Plan. As of March 7, 1994, the ESOP and Savings Plan together held 3.2% of the Company's Common Stock.

                                  PENSION PLAN

     The following table shows the approximate annual retirement benefits which will be payable under the Company's Pension Plan, Supplemental Executive Retirement Plan and Supplemental Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.

                                             YEARS OF SERVICE
FINAL AVERAGE  ----------------------------------------------------------------------------
REMUNERATION       15           20           25           30           35           40
- -------------  -----------  -----------  -----------  -----------  -----------  -----------
  $100,000          30,340       40,460       50,570       54,070       57,570       61,070
   150,000          46,840       62,460       78,070       83,320       88,570       93,820
   200,000          63,340       84,460      105,570      112,570      119,570      126,570
   250,000          79,840      106,460      133,070      141,820      150,570      159,320
   300,000          96,340      128,460      160,570      171,070      181,570      192,070
   350,000         112,840      150,460      188,070      200,320      212,570      224,820
   400,000         129,340      172,460      215,570      229,570      243,570      257,570
   450,000         145,840      194,460      243,070      258,820      274,570      290,320

     The Company and its subsidiaries have a defined benefit, non-contributory Pension Plan which covers substantially all employees, including the executive officers shown above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered under the plan includes salaries, but not directors fees, paid to plan participants. Directors who are not also employees do not participate in the plan. Benefits under the plan are calculated as a percentage of average remuneration over the last five years of employment, which percentage depends on the employee's total number of years of service. Benefits are not subject to reduction for Social Security or other benefits, but are restricted under federal tax law to a maximum of $118,800 per year. As of March 7, 1994, Messrs. Johnstone, Barr, Limbach, Smith and Pohl have been credited with 27, 32, 29, 41 and 9 years of service, respectively, under the plan.

     In 1985, the Company established a Supplemental Executive Retirement Plan under which it has agreed to provide additional retirement benefits to certain employees of the Company and its subsidiaries, designated from time to time by the Board. Messrs. Johnstone, Barr, Limbach and Smith have been so designated. Benefits under the Supplemental Executive Retirement Plan are intended to (i) provide the additional retirement benefits that would be payable under the Company's Pension Plan if federal tax law did not restrict such benefits as described in the preceding paragraph, (ii) compute the benefits payable on the basis of average remuneration over the final three years of employment rather than the final five years and (iii) provide additional years of service to those covered employees hired in mid-career.

     In 1989, recognizing that the federal tax law restrictions on benefits payable under the Pension Plan had begun to affect employees who were not eligible for the Supplemental Executive Retirement Plan, the Company adopted the Supplemental Retirement Plan (the "SRP"). The SRP is designed to provide benefits to employees above certain salary grades, or otherwise designated by the Board of Directors, equal to those that would be provided under the Pension Plan's benefit formula if it were unaffected by the federal tax law restrictions on benefits. Benefits payable under the SRP are reduced by any benefit payable to the same individual under the Supplemental Executive Retirement Plan.

                   REPORT OF THE COMPENSATION AND MANAGEMENT
                DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is comprised entirely of the following independent non-employee directors: William O. Albertini, Elizabeth H. Gemmill, William F. Hyland, Marilyn W. Lewis, Nancy W. Wainwright and Ross A. Webber. The Committee establishes, subject to the concurrence of the Board of Directors, the Company's compensation policy and objective and is responsible for administering the compensation program for the Company's executive officers.

     The Committee endeavors to ensure that compensation and benefits are at levels which enable the Company to attract and retain the high-quality employees it needs. Consistent with this objective, it is the policy of the Committee that the total compensation paid to executive officers should be competitive with the remuneration received by those in positions of similar responsibilities in other utilities of comparable size. To this end, an independent compensation expert is retained to assist the Committee by periodically studying the Company's compensation program for officers, reporting its findings and making recommendations consistent with the compensation policy. The Committee then establishes the appropriate salary range or band for each officer position based on the findings of the independent compensation expert.

     The President and Chief Executive Officer, with the concurrence of the Committee, annually sets the salary within the designated salary band for each executive officer other than himself based on his personal assessment of the performance of each such officer.

     The Committee, with the concurrence of the Board of Directors, sets a salary within the designated salary band which is appropriate for the President and Chief Executive Officer. The salary is reviewed annually, and an adjustment within the designated salary band is made on the basis of merit. This evaluation of merit involves an analysis of (i) the Company's financial performance within the limitations imposed by state utility regulators and fluctuating and varying weather conditions and (ii) the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water service industry and in expanding the Company's water service operations consistent with the Company's commitment to quality water service to customers of its utility subsidiaries.

     Inasmuch as water service operations are the Company's principal business, evaluating the Company's financial performance requires an understanding of (i) the prevailing regulatory practice in each of the states in which the Company's utility subsidiaries operate and (ii) the effect varying weather conditions have on revenues and expenses. Consequently, the Committee has not adopted a formula relationship between changes in the Company's financial performance and changes in the level of salary compensation for the President and Chief Executive Officer. Similarly, because of the varied subjective considerations involved, the Committee does not evaluate on a formula basis the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water service industry or in expanding the Company's water service operations.

     The salary being paid to George W. Johnstone, the Company's President and Chief Executive Officer, was reviewed at the April, 1993 meeting of the Committee, the meeting during each calendar year at which the compensation paid to executive officers and others is evaluated. Based on the analysis described above, Mr. Johnstone's annual salary was increased to $390,000, effective June 1, 1993.

     The independent compensation expert has analyzed various published and unpublished compensation surveys of utility companies by industry (i.e., electric, gas and water) and has found that the salary bands established by the Committee are competitive, but that the total compensation of the Company's executives, which is defined by the independent compensation expert to include incentives in addition to salary, is significantly lower than the median of total compensation paid to executives of companies reported in the surveys. At present, the Company does not have an incentive program for its executives. However, the Committee is recommending the adoption of the Long-Term Performance-Based Incentive Plan described in this Proxy Statement to supplement the salaries paid to the Company's executives.

                AS SUBMITTED BY THE MEMBERS OF THE COMPENSATION
                     AND MANAGEMENT DEVELOPMENT COMMITTEE:

                William O. Albertini          Marilyn W. Lewis
                Elizabeth H. Gemmill          Nancy W. Wainwright
                William F. Hyland             Ross A. Webber

Dated: February 4, 1994

                             DIRECTOR REMUNERATION

     The amounts paid to directors who are not employees of the Company or one of its subsidiaries for their services as such and for their participation on committees of the Board are as follows: (i) each director receives a retainer of $15,500 per year plus a fee of $1,200 for each Board meeting attended, (ii) each member of the Executive Committee receives an additional retainer of $13,000 per year plus a fee of $1,000 for each Executive Committee meeting attended and (iii) the Chairmen of the Audit Committee, Compensation and Management Development Committee and Nominating Committee each receive an additional retainer of $1,500 per year, and each member of such committees receives a fee of $1,000 for each meeting attended. The Chairman of the Board and Executive Committee and Vice Chairman of the Board receive additional annual retainers of $85,000 and $20,000, respectively. Directors who are employees of the Company or one of its subsidiaries do not receive retainers or attendance fees. A retiring director receives, as a retirement benefit, an annual amount equal to the retainer for service as a director in effect at the time of retirement. Such payment continues for a period equal to the lesser of (i) the life of such director or (ii) the period such director served as a member of the Board, exclusive of any period when such director was also a salaried employee of the Company or any of its subsidiaries.

                               PERFORMANCE GRAPH

     The following graph compares the changes over the last five years in the value of $100 invested in (i) the Company's Common Stock ("American"), (ii) the Standard & Poor's 500 Stock Index and (iii) the Dow Jones Water Utilities Index.

     The year-end values of each investment are based on share price appreciation plus dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF $100 INVESTED ON DECEMBER 31, 1988

                          [ INSERT PERFORMANCE GRAPH ]

                       Dec-88       Dec-89       Dec-90       Dec-91       Dec-92       Dec-93
American                100          110          102          176          189          215
S&P 500                 100          132          128          166          179          197
DJ Water
  Utils                 100          105           93          142          153          172

                                 PROPOSAL NO. 2

                                APPROVAL OF THE
                   LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

     In order to create incentives for superior performance, to link compensation to total stockholder returns and to facilitate the retention by the Company and its designated subsidiaries of valued executive officers and other key employees, on February 4, 1994, the Board of Directors considered and adopted the Long-Term Performance-Based Incentive Plan (the "Incentive Plan"), subject to the approval of the stockholders of the Company. The Incentive Plan is intended to provide a greater community of interest between key employees and the Company's stockholders and enable the Company to attract and retain individuals of outstanding ability.

     A maximum of 350,000 shares (subject to adjustment for stock dividends, stock splits and the like) of the Company's common stock, par value $1.25 per share ("Common Stock"), will be available to be issued under the Incentive Plan. If approved by the Company's stockholders, the Incentive Plan will be effective as of January 1, 1993.

     A proposal for stockholder adoption and approval of the Incentive Plan will be presented at the 1994 Annual Meeting of Stockholders. The Incentive Plan is set forth in Appendix A to this proxy statement. The following summary of certain features of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan.

     Administration. The Board of Directors has delegated the responsibility to administer the Incentive Plan to the Compensation and Management Development Committee (the "Committee") of the Board of Directors. The Committee, subject to the provisions of the Incentive Plan, is authorized to interpret and administer the Incentive Plan, to approve employees to whom awards will be granted, to determine the type and amount of awards and the terms and conditions of such awards, and to exercise all powers allocated to the Committee under the Incentive Plan. No member of the Committee will be eligible to participate in the Incentive Plan.

     The Incentive Plan may be amended in writing by the Board of Directors without stockholder approval, except that no amendment to the Incentive Plan may increase the number of shares of Common Stock authorized or available for award under the Incentive Plan.

     Eligibility. Executive officers and other key employees of the Company or its designated subsidiaries who are recommended from time to time by the President and Chief Executive Officer and approved by the Committee will be eligible to receive awards under the Incentive Plan. The receipt of an award under the Incentive Plan will not confer upon any individual the right to receive additional awards under the Incentive Plan. Approximately 14 executive officers and key employees will be initially eligible to participate in the Incentive Plan. However, it is not possible to state at this time which executive officers or key employees will be granted awards under the Incentive Plan or the value of such awards since these matters will be determined by the Committee, in its sole discretion, based on such factors as it deems pertinent in granting awards.

     Awards. The Committee may upon the recommendation of the President and Chief Executive Officer from time to time establish performance goals for participants in the Incentive Plan and grant awards under the Incentive Plan. Performance goals for participants will institute targets for achievement during the performance cycle based on earnings-per-share growth and total return to stockholders of the Company in comparison to a designated peer group of water companies. The

Committee will measure the performance of participants over the performance cycle which will consist of a period of three consecutive calendar years. The Committee may also set performance goals in relation to the performance of individual participants or a subsidiary, unit or division, or any combination thereof.

     The President and Chief Executive Officer will report to the Committee regarding actual performance as soon as practicable after the conclusion of each performance cycle. The Committee will determine the extent to which participants have achieved the performance goals established for them and the amount of the awards to which they may be entitled.

     Awards will be paid as soon as practicable after the conclusion of each performance cycle to which such award relates. Awards may be paid in the form of cash, restricted shares of Common Stock or a combination of both. Awards in the form of restricted shares of Common Stock will be subject to such restrictions as the Committee will determine. The Committee, in its sole discretion, may issue awards in different classes or series and subject to such restrictions, terms and conditions that the Committee may determine and provide for the deferral of any component of an award and the terms and conditions of such deferral.

     An award of "restricted stock" is a grant of shares of Common Stock which is subject to forfeiture upon the happening of certain events, and such shares are held in escrow by the Company during the restricted period.
Shares of restricted stock granted under the Incentive Plan may not be sold, pledged or otherwise transferred by the participant for three years or for such longer period as the Committee, in its sole discretion, permits the participant to defer receipt of such shares. During the restricted period, the participant will have the right to receive cash payments equal to the dividends declared and paid, if any, in respect of shares of restricted stock and to vote such shares.

     Following the commencement of a performance cycle with respect to a participant, the Committee may not alter the performance goals established for such period except in the event of (i) a significant acquisition of another business by the Company, (ii) a disposition of a significant part of the business by the Company, (iii) any significant changes due to legislation or regulations adversely affecting the operation of the Incentive Plan or
(iv) any other extraordinary event, in each case as determined in the discretion of the Committee.

     No award pursuant to the Incentive Plan may be transferred or assigned by a participant other than by will or the laws of descent and distribution. During the lifetime of a participant, the awards will be exercisable by or payable to the participant to whom such awards were issued.

     The closing price of Common Stock reported on the New York Stock Exchange on March 8, 1994 was $31.375.

     Termination of Employment. In the event that a participant's employment is terminated during a performance cycle due to death, disability or retirement on or after attaining age 62, awards will become vested on a pro rata basis provided that the participant has been an employee of the Company for at least one year during the performance cycle. In all other cases of termination of a participant's employment with the Company for any reason whatsoever (voluntary and involuntary), awards will be forfeited.

     Certain Events. In the event that the outstanding shares of Common Stock of the Company are converted into, or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment will be made by the Board of Directors in the number of shares and kind of Common Stock for which awards may be or may have been made under the Incentive Plan, so that the proportionate interests of participants may be maintained as before the occurrence of such events.

     Federal Tax Treatment. Under the present federal tax laws, the federal income tax treatment of restricted stock under the Incentive Plan is as follows:

     An employee realizes no taxable income and the Company is not entitled to deduction when a restricted stock award is made. When the restrictions on the shares of restricted stock lapse, the employee will realize ordinary income equal to the fair market value of the shares, and the Company will be entitled to a corresponding deduction. Upon the sale of the shares, the employee will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the employee recognized income.

     The Board of Directors recommends that stockholders vote "FOR" the proposal to adopt and approve the Long-Term Performance-Based Incentive Plan as set forth in Appendix A. The persons named in the enclosed proxy intend to vote "FOR" adoption of the amendment unless otherwise directed.

                                 PROPOSAL NO. 3

                              RATIFICATION OF THE
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by stockholders, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Price Waterhouse as independent accountants to audit the books and accounts of the Company at the close of the current fiscal year. Price Waterhouse acted as independent accountants for the Company during 1993. It is intended that, in the absence of contrary direction, the proxies will be voted for the ratification of Price Waterhouse as independent accountants, and the Board of Directors recommends that the stockholders vote to ratify the appointment of Price Waterhouse as independent accountants. In the event the appointment of Price Waterhouse is ratified, it is expected that Price Waterhouse will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of Price Waterhouse, whose report on the Company's financial statements appears in the 1993 Annual Report, will be present at the annual meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, personally or by telephone or by telegraph, and the Company may pay banks, brokers or other nominees who hold stock in their names for their expenses in sending soliciting material to their principals. Corporate Investors Communications, Inc. has been retained to assist in the solicitation of proxies at a fee of $5,000, plus expenses.

     It is important that proxies be returned promptly. Therefore, stockholders are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope (to which no postage need be affixed if mailed in the United States), whether or not they plan to attend the meeting. Stockholders attending the meeting may vote their shares in person.

                             STOCKHOLDER PROPOSALS

     Any stockholder who desires to submit a proposal to be considered for inclusion in the Company's proxy statement and proxy relating to its annual meeting of stockholders in 1995 must submit such proposal in writing to the Company by November 25, 1994. Such proposals should be directed to the General Counsel and Secretary of the Company.

                                FORM 10-K REPORT

     Upon the written request of any person who on the record date was a record owner of stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of such stock, the Company will send to such person, without charge, a copy of its annual report on Form 10-K for 1993, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for this report should be directed to: W. Timothy Pohl, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, P. O. Box 1770, Voorhees, New Jersey 08043.

                               By Order of the Board of Directors,

                               W. TIMOTHY POHL, General Counsel and Secretary

Dated: March 25, 1994

                                   APPENDIX A

                          LONG-TERM PERFORMANCE-BASED
                                 INCENTIVE PLAN

                          ---------------------------

I.     PURPOSE

       The purpose of the Plan is to promote the success of the Company by linking incentive opportunities to stockholder gains and enabling the Company to attract and retain individuals of outstanding ability.

II.    DEFINITIONS

       A.  Award:  An Award granted pursuant to Section VI. hereof.

       B. Award Agreement: An agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

       C.  Board:  The Board of Directors of the Company.

       D. Change of Control Event: A Change of Control Event occurs when any person or group acquires or announces an offer for 25% or more of the Company's Common Stock or when, during any two consecutive calendar years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

       E. Committee: The Compensation and Management Development Committee of the Board.

       F. Common Stock: The Common Stock of the Company (par value of $1.25 per share) or any security of the Company issued in substitution, exchange, or in lieu thereof.

       G. Company: American Water Works Company, Inc. a Delaware corporation, its successors and assigns. Except where the context indicates otherwise, Company shall include such Subsidiaries as shall be designated by the Board to participate in the Plan.

       H. Earnings Per Share Growth: The average percentage change in earnings per share, as reported in the Company's annual report to stockholders during the Performance Cycle, but without regard to any extraordinary items determined in accordance with generally accepted accounting principles consistently applied.

       I. Effective Date: January 1, 1993, the date as of which the first Performance Cycle commenced.

       J. Exchange Act: The Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

       K.  Insider:  Any person who is subject to Section 16.

       L. Market Price: The average of the closing sale prices of the Company's Common Stock as reported on the New York Stock Exchange Composite Transaction Tape during the twenty trading-day period consisting of the last ten trading days of December and the first ten trading days of January. For any Plan Year, Market Price for or at the beginning of such Plan Year shall be determined by reference to the twenty-day trading period commencing in the immediately preceding Plan Year, and Market Price for or at the end of such Plan Year shall be determined by reference to the twenty-day trading period ending in the immediately succeeding Plan Year.

       M. Participant: An executive or other key employee of the Company designated by the Committee to receive an Award under the Plan.

       N. Performance Cycle: A period of three consecutive Plan Years, over which performance against the Performance Cycle Goals is to be measured.

       O. Performance Cycle Goals: The performance goals established by the Committee for a Performance Cycle.

       P. Peer Group: Those water utility companies designated by the Committee as members of a comparison group for a Performance Cycle.

       Q.  Plan Year:  The calendar year.

       R.  President:  The President and Chief Executive Officer of the
           Company.

       S. Section 16: Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

       T. Subsidiary: Any corporation in which the Company, directly or indirectly, controls a majority of the voting stock.

       U. Total Return to Stockholders: The average return to stockholders for each Plan Year of the Performance Cycle, where, for each such Plan Year, return to stockholders is measured by dividing (i) the sum of the cumulative dividends for such Plan Year, assuming dividend reinvestment, and the difference between the Market Price at the end and at the beginning of such Plan Year by (ii) the Market Price at the beginning of such Plan Year.

III.   ADMINISTRATION

       A. The Plan shall be administered by the Committee, which shall have the full power, subject to, and within the limits of the Plan, to
           (i) make, interpret and approve all rules for the administration of the Plan, (ii) exercise all powers allocated to it under the Plan, (iii) determine the time when Awards will be granted and the terms and conditions thereof and (iv) exercise all other powers and perform all other acts in connection with the Plan as it deems necessary or appropriate.

       B. The Committee shall, from time to time, consult with the President and receive and consider his recommendations regarding the Plan. Notwithstanding the foregoing, the Committee shall have the sole power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to the Plan; to accept, modify or reject recommendations of the President; to set final Awards; and to interpret and rule on any questions pertaining to the Plan.

       C. No member of the Committee shall be eligible to participate in the Plan.

       D. The Committee shall be constituted so as to permit the Plan to comply with the administration requirement of Rule 16b-3(c)(2)(i) of the Exchange Act. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

       E. It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that in the case of Participants who are or may be Insiders, satisfy the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.

       F. The actions and determinations of the Committee on all matters relating to the Plan and any Awards thereunder shall be final and conclusive.

       G. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Company shall defend the Committee and Board members for any actions taken or decisions made in good faith under the Plan.

IV.    PARTICIPATION

       Executives and other key employees of the Company who are designated from time to time by the Committee will be eligible for Awards. The receipt of an Award shall not confer upon any Participant the right to receive any additional Awards.

V.     PERFORMANCE CYCLE GOALS

       A. Performance Cycle Goals for each Performance Cycle will be recommended by the President and established by the Committee based on Earnings Per Share Growth and Total Return to Stockholders relative to the Peer Group. The Committee may also establish Performance Cycle Goals based on individual Participant, subsidiary, unit or division performance, or any combination thereof, provided, however, that in the case of a Participant who is not an Insider, the President may establish such other Performance Goals as he deems appropriate.

       B. Once a Performance Cycle has commenced and Performance Cycle Goals have been established, such goals may not be changed for such Performance Cycle except in the event of (i) a significant acquisition of another business by the Company, (ii) a disposition of a significant part of the business by the Company, (iii) any significant changes due to legislation or regulations adversely affecting the operation of the Plan or (iv) any other extraordinary event, all as determined by the Committee.

 VI.    TARGET INCENTIVE AWARDS

       A. An Award will entitle a Participant to receive a specified amount determined by the Committee if the terms and conditions specified in the Award Agreement are satisfied. Each Award shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Stock, or any combination thereof, issued in respect of the Award, as the Committee, in its discretion, shall establish, and shall be embodied in the Award Agreement.

       B. The Committee shall determine the value or range of values, including the maximum value, of an Award to each Participant. The value of each Award shall be based in whole or in part on the Market Value of the Common Stock, and dividends paid with respect thereto, and the extent to which the Performance Cycle Goals have been attained. Awards may be issued in different classes or series having different names, terms, and conditions.

       C. The President shall report to the Committee regarding actual performance as soon as practicable following the conclusion of each Performance Cycle. The Committee shall determine the extent to which the Performance Cycle Goals have been met; provided, however, that in the case of a Participant who is not an Insider, the President shall determine the extent to which the Performance Cycle Goals, if any, established by the President pursuant to
           Section V.A. with respect to such Participant have been met. Anything in this Plan to the contrary notwithstanding, the amount paid to a Participant shall not exceed the maximum value of the Award established by the Committee and set forth in the Award Agreement.

       D. In the event of the termination of employment of a Participant during a Performance Cycle due to death, disability or retirement on or after attaining age 62, Awards shall become vested on a pro rata basis, provided the Participant has been an employee for at least one Plan Year during the Performance Cycle. In all other cases of termination, Awards shall be forfeited.

       E. All Awards shall be paid as soon as practicable after the end of the Performance Cycle to which the Award relates. Awards may be paid in the form of cash, restricted shares of Common Stock, or a combination of both. Awards paid in the form of restricted shares of Common Stock shall be subject to such restrictions as the Committee shall determine.

       F. The Committee may, in its discretion, provide for the deferral of any component of the Award and the terms and conditions thereof.

       G. Upon a Change of Control Event, all Awards which have been earned by Participants shall immediately vest and all restrictions applicable to the Awards shall immediately expire. In addition, for the Performance Cycles not yet concluded at the time of a Change of Control Event, pro rata Awards for each of those Performance Cycles shall be paid to each Participant as soon as practicable and each such Award shall be vested and without restriction.

VII.   SHARES RESERVED

       The number of shares of Common Stock authorized to be issued pursuant to the Plan is 350,000 shares. Common Stock may be issued from authorized and unissued shares or out of shares held in the Company's treasury, or both.

VIII.  AMENDMENTS

       All amendments to the Plan shall be in writing and shall be effective when adopted by the Board, provided that no amendment shall be made to increase the number of shares of Common Stock authorized or available under the Plan without stockholder approval.

IX.    OTHER PROVISIONS

       A. The following provisions shall apply to all Common Stock authorized for issuance under the Plan.

           1. In the event of a stock dividend, stock split or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to restriction.

           2. In the event that the outstanding shares of Common Stock are changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Board in the number of shares and kind of Common Stock for which Awards may be or may have been made under the Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event.

       B. No Award pursuant to the Plan shall be transferable or assignable by a Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable or payable only by or to him.

       C. The Company shall deduct from all Awards paid hereunder any federal, state or local taxes required by law to be withheld.

       D. Subject to stockholder approval, the Plan will become effective January 1, 1993. The Board may terminate the Plan at any time, effective at the end of the then-current Plan Year.

       E. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflict of law rules thereof.

       F. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Awards; provided, however, the Committee may not increase the amount of compensation that would otherwise be payable upon achievement of the Performance Cycle Goals.

       G. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

       H. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company.

       I. No provision of the Plan will require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

       J. Nothing contained in this Plan will confer upon any employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person, with or without cause.

       K. The headings contained herein are for the purposes of convenience only, and in the event of any conflict, the text of the Plan, rather than the headings, will control.

       L. If any term or provision contained herein is held to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid and such invalidity or unenforceability will not affect any other provision or part hereof.

                    AMERICAN WATER WORKS COMPANY, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

P           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 5, 1994

R         The undersigned, hereby revoking any contrary proxy previously given, hereby appoints George W. Johnstone and Marilyn W. Lewis, and
O each of them, attorneys and proxies, with full power of substitution and revocation, to vote all of the shares of the undersigned in
X American Water Works Company, Inc. (the "Company") entitled to vote at the annual meeting of stockholders of the Company on May 5, 1994, and
Y at any adjournment thereof, as indicated on the reverse side and in accordance with the judgment of said attorneys and proxies on any other business which may come before the meeting or any such adjournment. Except as otherwise indicated on the reverse side, the undersigned authorizes the proxies appointed hereby to vote cumulatively for such of the nominees (in some circumstances, less than all) as such proxies in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.


          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS SUCH PROXIES IN THEIR DISCRETION DETERMINE.

     CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE    SEE REVERSE
                                                                   SIDE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1.  ELECTION OF DIRECTORS.

NOMINEES: William O. Albertini, William R. Cobb, Elizabeth H. Gemmill, Henry G. Hager, Nelson G. Harris, William F. Hyland, George W. Johnstone, Marilyn W. Lewis, Nancy W. Wainwright, Paul W. Ware, Ross A. Webber

             FOR                  WITHHELD
             / /                    / /



___________________________________________________________________
Withhold vote from the nominees that I/We have written on the above line, or cumulate votes as I/We have instructed on the above line

2.  Approval of the Long-Term              FOR     AGAINST     ABSTAIN
    Performance-Based Incentive Plan.      / /       / /         / /

3.  Ratification of the appointment of     / /      / /         / /
    Price Waterhouse as independent
    accountants.

4. In their discretion, upon other matters as may properly come before the meeting.

           MARK HERE
          FOR ADDRESS       / /
           CHANGE AND
          NOTE AT LEFT

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name is stenciled hereon.

Signature:___________________________________________Date__________________

Signature:___________________________________________Date__________________

Please return your signed proxy at once in the enclosed envelope, which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.